BANCFIRST CORPORATION

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119622) pertaining to the BancFirst Corporation Stock Option Plan, Registration Statement (Form S-8 No. 333-31886) pertaining to the BancFirst Corporation Non-Employee Directors’ Stock Option Plan and the BancFirst Corporation Directors’ Deferred Stock Compensation Plan and the Registration Statement (Form S-8 No. 333-65129) pertaining to the 1988 Incentive Stock Option Plan of Security Corporation as assumed by BancFirst Corporation, 1993 Incentive Stock Option Plan of Security Corporation as assumed by BancFirst Corporation and 1995 Non-Employee Director Stock Plan of Amquest Financial Corp. as assumed by BancFirst Corporation of our report dated April 18, 2005, with respect to BancFirst Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of BancFirst Corporation, included in this Form 10-K/A and of our report dated March 14, 2005, with respect to the consolidated financial statements of BancFirst Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma

April 18, 2005